Exhibit 99.1

All transactions listed below relate to sales of Common Stock of Central Garden & Pet Company on April 11, 2005 by Glenn W. Novotny

Shares Price Shares Beneficially Owned After Transaction

595 42.88  96,553
300 42.89  96,253
100 42.91  96,153
800 42.92  95,353
249 42.93  95,104
600 42.94  94,504
200 42.96  94,304
32 42.97  94,272
368 42.98  93,904
400 43  93,504
600 43.02  92,904
200 43.04  92,704
200 43.05  92,504
300 43.06  92,204
500 43.07  91,704
463 43.09  91,241
232 43.1  91,009
668 43.11  90,341
37 43.14  90,304
600 43.15  89,704
100 43.18  89,604
48 43.25  89,556
200 43.28  89,356
700 42.71  88,656
700 42.74  87,956
509 42.75  87,447
600 42.76  86,847
444 42.77  86,403
800 42.78  85,603
200 42.79  85,403
100 42.8  85,303
500 42.81  84,803
200 42.82  84,603
300 42.83  84,303
305 42.84  83,998
1549 42.85  82,449
100 42.86  82,349
201 42.87  82,148